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                                                                   Exhibit 10.13


                                                                        NOVATION

                     BACK PLANT REPOSITORY ACCESS AGREEMENT

This Back Plant Repository Access Agreement (this "Agreement"), effective as of September 27, 2005 (the "Effective Date"), between FIDELITY NATIONAL TITLE GROUP, INC., a Delaware corporation with its principal place of business at 601 Riverside Avenue, Jacksonville, FL 32204 ("FNT"), for itself on behalf of its direct and indirect subsidiaries; and FIDELITY NATIONAL INFORMATION SERVICES, INC., a Delaware corporation with its principal place of business at 601 Riverside Avenue, Jacksonville, FL 32204 ("FIS"), for itself on behalf of those of its direct and indirect subsidiaries as are listed on Exhibit A hereto (each a "Customer" and collectively, the "Customers"). FNT and FIS shall hereinafter be referred to as a "Party" and collectively, as the "Parties."

                                   WITNESSETH:

      WHEREAS, FNT and its subsidiaries own and maintain a collection (collectively hereinafter referred to as the "Back Plants") of non-electronic records, indexes and data, and copies of documents, affecting or purporting to affect title to real property and other material which are recorded or filed in the offices of various county recorders and county clerks in the states indicated on Exhibit B; and

      WHEREAS, the Customers wish to have access, and FNT is willing to provide such access, to the Back Plants, subject to the terms and conditions set forth herein; and

      WHEREAS, FIS previously entered into a Back Plant Repository Agreement dated March 4, 2005 (the "FNF Agreement") with Fidelity National Financial, Inc., a Delaware corporation ("FNF"), as the parent company of FNT and its subsidiaries, for access to the Back Plants by the Customers; and

      WHEREAS, pursuant to an Assignment and Assumption Agreement of even date herewith between FNF and FNT, FNT has assumed, with the consent of FIS, all of FNF's rights and obligations under the FNF Agreement; and

      WHEREAS, FIS and FNT wish to enter into a novation of the rights and obligations under the FNF Agreement, as assumed by and assigned to FNT, so that FNT is the clear party in interest with respect to the Back Plants, as more particularly described herein;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.    CERTAIN DEFINITIONS.

A "Back Plant" or collectively, the "Back Plants" has the meaning set forth above.


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A "Customer" means each of FIS and each user identified on Exhibit A hereto so long as such user is a direct or indirect subsidiary of FIS; it being understood that, upon 30 days' prior written notice, FIS may from time to time amend Exhibit A to add one or more of its other direct or indirect subsidiaries of FIS and such added subsidiary shall become a "Customer" hereunder effective as of the 30th day after such prior notice is delivered to FNT.

A "Customer Back Plant Retrieval" means any instance when a Back Plant is accessed by a Customer for viewing, data retrieval and/or copying, which may include the physical retrieval of microfiche, microfilm, index cards, paper documents or other media containing information within the Back Plant Documents as well as the copying thereof.

A "FNT Back Plant Retrieval" means any instance when a Back Plant is accessed by representatives of FNT or any of its subsidiaries based upon a request by Customer for data retrieval and/or copying, which may include the physical retrieval of microfiche, microfilm, index cards, paper documents or other media containing information within the Back Plant Documents as well as the copying and forwarding thereof.

An "Issuing Agency Agreement" is an agreement pursuant to which an entity is designated as a title agent, authorized to write title business for a principal.

2.    ACCESS.

      (a) Access. FNT hereby grants to each Customer non-exclusive access to the Back Plants of FNT and its subsidiaries in the states indicated on Exhibit B, subject to the provisions hereof. It is understood and agreed that, during the first year of this Agreement, FNT shall provide access availability to the Back Plant Repositories in a nature and quality reasonably comparable to the access availability provided by FNT on or about the date of this Agreement.

      (b) Format. The data and materials included in the Back Plant Repositories are generally maintained in non-electronic physical (i.e., "hard copy") formats or older media systems (such as microfiche). FNT will maintain the Back Plant Repositories in the same or similar format as is used as of the date of this Agreement, as modified or updated as determined from time to time by FNT. FNT reserves the right to modify any such format or medium, or update or replace the format or medium, from time to time, subject to the reasonable notification contemporaneous with the implementation of the modification or update.

      (c) Security. In connection with a Customer Back Plant Retrieval hereunder, FNT may establish security systems, key cards, locks and keys and other means for securing each of the Back Plants. In such event, a Customer shall be responsible for (i) maintaining securely the codes, passwords, keys or other means of access to each Back Plant. In the event of a security breach or unauthorized access to any Back Plant discovered by a Customer, such Customer agrees to contact FNT immediately upon discovering such a breach. If the breach or unauthorized access is caused by, or is the result of security lapses on the part of, a Customer, such Customer shall be responsible for the results of (and any costs incurred as a result of) any such unauthorized access until notice of such a security breach is given to FNT unless the Customer can demonstrate that it took commercially reasonable precautions to secure and safe-keep its access to the Back Plant. FNT reserves the right to check the security of Customer


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access from time to time and if FNT finds that Customer access is unsecure or could become unsecure, FNT shall immediately notify Customer(s) and work with Customer(s) to implement an appropriate security access procedure. Each Customer agrees to not (i) attempt to bypass any security mechanisms in place for any Back Plant, or (ii) use any FNT system or service to attempt to bypass any security mechanisms in place on any other FNT system, including, but not limited to, attempting to access a system that such Customer knows or reasonably should know it is not authorized to access in the manner or to the extent attempted.

FNT or any applicable Subsidiary may refuse Back Plant access to a representative of FIS or any Customer for reasonable cause including, without limitation, use of the Back Plant for purposes not covered by the Agreement, destroying or vandalizing records, or abuse of personnel or facilities of FNT or its subsidiaries.

3.    FEES AND PAYMENT

There shall be no fees payable by FIS to FNT for any Customer Back Plant Retrieval or FNT Back Plant Retrieval by the Customers; provided, however, that FIS shall pay, or reimburse FNT for the payment of, all out of pocket charges, costs or expenses that FNT may incur in connection with granting the access to the FNT Back Plants as contemplated hereby or performing its obligations under
Section 2, including assisting in any Customer Back Plant Retrieval or FNT Back Plant Retrieval, such as fees payable to local land recording offices or other search services, and reproduction and transmittal and shipping costs; and provided, further that FIS shall pay, or reimburse FNT for the payment of, all sales, use, personal property or other similar taxes or any government charges imposed on the transactions hereunder, exclusive of corporate income or franchise taxes based on FNT's net income. All such payments and reimbursements shall be paid by FIS promptly upon demand from FNT.

4.    TERM AND TERMINATION

      (a) Term. Unless sooner terminated in accordance with the provisions hereof, this Agreement shall continue in effect. Subject to Section 5(c), the obligations under this Agreement may be terminated by any of the following means (each a "Termination Event"):

            (i) at any time by mutual agreement of the parties hereto, in which event the obligations under this Agreement shall terminate as of the date specified by the parties;

            (ii) at any time by FNT, if FIS or the Customers breach any material warranty or fails to perform any material obligation hereunder, and such breach is not remedied within 30 days after written notice thereof to FIS that is in default, in which event the obligations under this Agreement shall terminate on the 20th business day following the expiration of such 30-day cure period; provided that if the breach or default is of a nature that it cannot reasonably be cured within a 30-day period and FIS is actively pursuing a cure in good faith, then no default shall be deemed to have occurred so long as the default is cured as promptly as reasonably possible

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                  and in any event prior to the first anniversary of the
                  occurrence of such default;

            (iii) at any time by FIS, if FNT breaches any material warranty or fails to perform any material obligation owing hereunder, and such breach is not remedied within 30 days after written notice thereof to FNT, in which event the obligations under this Agreement shall terminate on the 20th business day following the expiration of such 30-day cure period; provided that if the breach or default is of a nature that it cannot reasonably be cured within a 30-day period and FNT is actively pursuing a cure in good faith, then no default shall be deemed to have occurred so long as the default is cured as promptly as reasonably possible and in any event prior to the first anniversary of the occurrence of such default;

            (iv) at any time by FNT, if FIS shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the federal Bankruptcy Code,
                  (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (6) take any company action for the purpose of effecting any of the foregoing, in which event the obligations under this Agreement shall terminate immediately;

            (v) at any time by FIS, if FNT shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the federal Bankruptcy Code,
                  (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (6) take any company action for the purpose of effecting any of the foregoing, in which event the obligations under this Agreement shall terminate immediately;

            (vi) (vi) by FNT, upon 5 years' prior written notice to FIS given at any time on or after the 5th anniversary of the Effective Date;

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            (vii) by FIS, upon 5 years' prior written notice to FNT given at any time on or after the 5th anniversary of the Effective Date;

            (viii) at any time by FNT if there has been a change in control of
                  FIS; it being understood, that for purposes of this provision, "change of control" means a reorganization, merger, share (or LLC ownership interest) exchange or consolidation, or sale or other disposition of more than 50% of the LLC ownership interests in, or all or substantially all of the assets or business of, FIS, other than a transaction in which no person or entity will have beneficial ownership, directly or indirectly, of 50% or more of the ownership interests of FIS or of the power to vote in the election of directors; or

            (ix) upon 6 months prior written notice by FNT to FIS if there has been a change in control of FNT; it being understood, that for purposes of this provision, "change of control" means a reorganization, merger, share exchange or consolidation, or sale or other disposition of more than 50% of the voting capital stock in, or all or substantially all of the assets or business of, FNT, other than a transaction in which no person or entity will have beneficial ownership, directly or indirectly, of 50% or more of the voting capital stock of FNT or of the power to vote the election of directors.

      (b) Termination. Notwithstanding the above termination, in the event of a Termination Event pursuant to subparagraphs (iii), (vi), (viii) or (ix), Customers shall continue to receive access to the Back Plants until such time as they have found a reasonably acceptable alternative to obtain the same or substantially similar benefit, but in no event longer than ninety (90) days after the later of (x) the date on which the Termination Event occurs or (y) the date on which the termination is effective (after giving effect to all notice periods, waiting periods and grace periods expressly provided for herein), it being understood that during such period (i) FIS shall continue to pay for, or reimburse FNT its payment of, out of pocket costs and government charges in accordance with Section 3, and (ii) FIS will attempt to obtain an alternative means as quickly as reasonably possible.

5.    OWNERSHIP AND USE

      (a) Ownership. All data, information, images and other materials contained in the Back Plants and all documentation relating thereto are and shall remain the property of FNT. FIS agrees to treat and agrees to cause each Customer to treat all proprietary information of FNT as confidential and agrees to make it available solely to itself, the Customers, their employees or authorized representatives who have a need to know. Each Party further agrees not to make copies of the other Party's confidential information or the confidential information of Customers, and not to obscure or remove any notice of proprietary rights or confidentiality thereon. Upon termination of this Agreement, each Party shall return all confidential information of the other Party, and in the case of FNT, the confidential information of Customers, provided to it pursuant hereto. FNT warrants that it is the owner of, or has full right to provide access to each Customer

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to, all of the records and data contained in the Back Plants and documentation relating thereto on the terms herein.

      (b) Customer Use of Back Plant and Back Plant Information. Access to the Back Plants hereunder, and the records and data in the Back Plants made available to any Customer under this Agreement, are to be used by such Customer solely in accordance with the terms hereof. Each Customer shall use records and data in the Back Plants only for the purpose of issuing title insurance and other products in its ordinary course of business. Each Customer shall make no further distribution, by sale, lease or otherwise, of any access to records and data in the Back Plants, nor enable any third party to access or to make use of any such records or data in the Back Plants provided to, or accessible by, Customer under this Agreement except in accordance with Customer's ordinary course of business. FNT shall make no distribution, by sale, lease or otherwise, of Customer confidential information, if any, nor enable any third party to access or to make use of any such Customer confidential information provided to, or accessible by, FNT under this Agreement except in accordance with FNT's ordinary course of business.

      (c) Closing or Sale of Back Plants. Nothing contained in this Agreement shall obligate FNT to maintain any Back Plant for any length of time. Without limiting the foregoing, the parties agree as follows:

            (i) in the event that FNT (or its applicable subsidiary) has determined (for reasons unrelated to the Back Plants and this Agreement) to close an office of FNT (or its subsidiary) that has a Back Plant located on the premises thereof or as part of such office, and as part of such closing the related Back Plant will also be closed and no longer available, then, to the extent reasonably possible without incurring significant additional expenditures, the parties will work together to cause FIS and the Customers to obtain access to another FNT Back Plant that can provide substantially similar information to that available under the closing Back Plant Repository.

            (ii) in the event that FNT (or its applicable subsidiary) has determined (for reasons unrelated to the Back Plants and this Agreement) to close an office of FNT (or its subsidiary) that has a Back Plant located on the premises thereof or as part of such office, and that it is either (1) not possible, without incurring significant additional expenditures for FIS and the Customers, to obtain access to another FNT Back Plant that can provide substantially similar information to that available under the closing Back Plant or (2) not available from FNT (or any of its applicable subsidiaries), then at the time of the closure of such office, FNT shall allow FIS (or its designee) to physically transfer such Back Plant to a location of FIS or a Customer. During the time such Back Plant is maintained on the premises FIS or a Customer (a) no Access Fees shall be due or payable for retrievals therefrom; and (b) FIS or a Customer shall maintain such Back Plant in the condition existing at the time of the physical transfer. Upon six (6) months written notice, FNT may obtain, at FNT's sole cost and expense, the physical return of such Back Plant and thereafter for any remaining

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                  term of this Agreement, shall be entitled to any applicable
                  Access Fees hereunder.

            (iii) in the event that FNT (or its applicable subsidiary) has determined to sell an office of FNT (or its subsidiary) that has a Back Plant located on the premises thereof or as part of such office, then prior to the consummation of such sale, FIS (or its Customer designee) shall be entitled, at its sole cost and expense, to receive from FNT a true, correct and complete copy of the Back Plant being so sold; provided, however, that FIS hereby agrees that it shall not sell, transfer or otherwise dispose of such Back Plant for a period of two years following the date on which the copy was received (other than transfers to wholly-owned subsidiaries of FIS).

      (d) Nonexclusive Use. The Parties recognize that FNT shall continue to use the Back Plants in the usual and ordinary course of business and may furnish access to Back Plants, including the same Back Plants, to other customers.

      (e) Advertisement of Use or Ownership. During the term of this Agreement, none of the Customers shall publicize that such Customer owns, possesses or controls any Back Plants or has any interest therein except such rights as are specifically granted to Customer by this Agreement.

      (f) Due Care. Each Customer agrees to exercise due care in accessing the Back Plants hereunder so as to prevent the alteration or destruction of records or data therein. Each Customer agrees that it shall be liable to FNT (or, if applicable, its providers) for loss or damage related to such alteration or destruction arising out of (i) a failure to exercise due care or (ii) an intentional, dishonest or fraudulent act of an employee of Customer.

      (g) Remedy. In the event that a Customer makes any unauthorized copy or copies of records or data in any Back Plant, or FNT ceases to provide access to the Back Plants or the records and data in the Back Plants in accordance with this Agreement, the Parties acknowledge and agree that: (A) remedies at law will not adequately compensate FNT or FIS, as the case may be; (B) FNT or FIS, as the case may be, may suffer irreparable harm; and (C) FNT or FIS, as the case may be, shall be entitled, not only to its damages, but also to seek injunctive relief, without the necessity of posting bond.

6.    WARRANTY EXCLUSION; DISCLAIMERS; LIMITATION OF LIABILITY

      (a) WARRANTY EXCLUSION. ACCESS TO THE BACK PLANTS AND ALL INFORMATION OBTAINED THROUGH THEM, WHETHER GENERATED BY FNT OR A PROVIDER, ARE LICENSED TO EACH CUSTOMER "AS IS". FNT ASSUMES NO DUTY TO CONTINUE TO AUGMENT, CORRECT OR REMOVE ANY INACCURATE INFORMATION OR NOTIFY CUSTOMERS OF ERRORS IN THE BACK PLANTS. EACH CUSTOMER ASSUMES FULL RESPONSIBILITY FOR THE TANGIBLE AND BUSINESS RESULTS OF USE AND/OR RELIANCE UPON THE BACK PLANTS AND ANY OTHER FNT PROPERTY. NEITHER FNT NOR ITS PROVIDERS MAKE ANY IMPLIED WARRANTY OR REPRESENTATION, INCLUDING WARRANTIES OF

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MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ACCURACY OR COMPLETENESS OF
BACK PLANTS, OR ANY OTHER FNT PROPERTY MADE AVAILABLE TO ANY CUSTOMER.

      (b) DISCLAIMER OF LIABILITIES. EACH PARTY AGREES THAT IN NO EVENT SHALL THE OTHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER FNT NOR ANY PROVIDER ASSUMES LIABILITY, AND SHALL NOT BE HELD LIABLE, TO ANY CUSTOMER OR TO ANY CUSTOMER'S CUSTOMERS OR INSUREDS, OR TO ANY OTHER PERSON, WHO MAY RELY UPON ANY TITLE POLICY, BINDER, GUARANTEE, ENDORSEMENT OR OTHER TITLE ASSURANCE, OR ANY BACK PLANTS OR OTHER FNT PROPERTY PROVIDED OR ACCESSED HEREUNDER (INCLUDING BY REASON OF ERROR OR OMISSION IN ANY INFORMATION OR RESULTING FROM THE USE OF ANY FNT PROPERTY).

7.    INDEMNITY

FIS shall indemnify and cause each Customer to indemnify and hold FNT harmless from claims, liability, loss, damage or expense of whatever nature, including attorney's fees, arising as a result of any claims by third parties alleging or founded in any manner on any errors or omissions in the records or data contained in the Back Plants. If such a claim is asserted, FNT shall promptly notify FIS and the applicable Customer and, in the event of such notification, FIS and such Customer may elect to defend FNT in any resulting action or litigation. FIS and such applicable Customer may use for such purpose counsel of such FIS' or Customer's choosing, approved in writing by FNT, at FIS' or the Customer's expense. FIS and such Customer shall also have the right, whether or not any action or litigation results, to compromise or settle any monetary claim on behalf of FNT, but at the sole cost of FIS or such Customer.

FNT shall indemnify and hold each Customer harmless from claims, liability, loss, damage or expense of whatever nature, including attorney's fees, arising as a result of any claims by third parties alleging or founded in any manner on the warranties contained in Section 5(a). If such a claim is asserted, such Customer shall promptly notify FNT and, in the event of such notification, FNT may elect to defend such Customer in any resulting action or litigation. FNT may use for such purpose counsel of FNT's choosing, approved in writing by such Customer, at FNT's expense. FNT shall also have the right, whether or not any action or litigation results, to compromise or settle any monetary claim on behalf of such Customer, but at the sole cost of FNT.

8.    DISPUTE RESOLUTION

      (a) Dispute Resolution. If any Party institutes an action against the other for breach of this Agreement, either Party may, within sixty (60) days of service of the complaint in such action upon it, institute arbitration and the other Party shall cooperate to stay any other proceedings. Any such arbitration shall be conducted in accordance with the Rules of Commercial Arbitration of the American Arbitration Association ("AAA"). The arbitration shall be conducted in Jacksonville, Florida by a single arbitrator knowledgeable about title insurance

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and contracts. If the Parties have not agreed to a mutually acceptable arbitrator within thirty (30) days of the date of the notice to arbitrate, the arbitrator shall be selected by the AAA from its regularly maintained list of commercial arbitrators familiar with matters similar to the subject of this Agreement. The arbitrator shall conduct a single hearing for the purpose of receiving evidence and shall render a decision within thirty (30) days of the conclusion of the hearing. The Parties shall be entitled to require production of documents prior to the hearing in accordance with the procedures of the Federal Rule of Civil Procedure, shall exchange a list of witnesses, and shall be entitled to conduct up to five (5) depositions in accordance with the procedures of the Federal Rules of Civil Procedure. The decision of the arbitrator shall be binding and final. The arbitrator may award only compensatory damages, and not exemplary or punitive damages. In the event a Party asserts multiple claims or causes of action, some but not all of which are subject to arbitration under law, any and all claims subject to arbitration shall be submitted to arbitration in accordance with this provision.

      (b) Attorneys' Fees and Costs. Each Party shall bear its own costs, expenses and attorneys' fees and shall equally bear the costs of the arbitrator.

      (c) Parties to the Dispute. FIS agrees that it alone shall, to the extent it is legally and reasonably able to do so, institute an action for breach of this Agreement against FNT on behalf of itself or on behalf of Customers. FIS shall cause each Customer to agree that FIS shall be the sole entity to institute an action for breach of this Agreement by FNT.

9.    DISASTER OR OTHER INTERRUPTION OF SERVICE

FNT shall not be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, terrorism and power blackouts. Upon the occurrence of a condition described in this Article that prevents FNT's performance, FNT shall give written notice to FIS, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.

10.   COMPETITION

This Agreement shall not operate to deny either Party or the Customers the right and opportunity to compete with each other, or to compete on an equal basis on the open market. Nothing contained in this Agreement is to be deemed to make any Party the agent of the other or to constitute an association, partnership or joint liability between the Parties. The Parties have no intention or thought to agree between themselves, or even to confer together, as to underwriting methods, as to fees or premiums to be charged by them to their customers, or as to any other processes or practices of either Party except as otherwise stated or prescribed by any Issuing Agency Agreement entered into between the Parties or, if applicable, their affiliates.


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11.   COMPLIANCE BY CUSTOMERS

FIS has the authority to cause and shall cause each other Customer to comply with the terms of this Agreement.

12.   MISCELLANEOUS

      (a) Interpretation. This Agreement is to be construed under the laws of the State of Florida. If any one or more of the terms, provisions, promises, covenants or conditions of this Agreement, or their application to any person, corporation, other business entity, or circumstance is to any extent adjudged invalid, unenforceable, void or voidable for any reason by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement and their application to other persons, corporations, business entities, or circumstances shall not be affected and shall be valid and enforceable to the fullest extent permitted by law. This Agreement shall not be construed against the Party preparing it, but shall be construed as if both Parties prepared this Agreement. The headings of each section and paragraph are to assist in reference only and are not to be used in the interpretation of this Agreement. Nothing contained in this Agreement is to be deemed to constitute an association, partnership or joint liability between the Parties.

      (b) No Assignment or Transfer. This Agreement cannot be assigned, in whole or in part, by either Party by operation of law or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any assignment in contravention of this Section shall be void.

      (c) Benefit. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is solely for the benefit of the Parties hereto and no third party will have the right or claim to the benefits afforded either Party hereunder.

      (d) Compliance with Laws and Regulations. FIS agrees to use and agrees to cause each Customer to use information received from FNT in compliance with all applicable Federal, State and local laws and regulations, including without limitation, Fair Credit Reporting Act (U.S.C.A. Title 15, Chapter 41, Subchapter
III), as amended from time to time.

      (e) Survival. Following the expiration or termination of this Agreement, whether by its terms, operation of law or otherwise, all terms, provisions or conditions required for the interpretation of this Agreement or necessary for the full observation and performance by each Party hereto of all rights and obligations arising prior to the date of expiration or termination, shall survive such expiration or termination.

      (f) Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes and integrates all prior and contemporaneous agreements, representations and understandings of the Parties, oral and written, pertaining to the subject matter hereof. No waiver of any of the provisions of this Agreement is to be considered a waiver of any other provision, whether or not similar, nor is any waiver to constitute a continuing waiver. No waiver shall be binding unless set forth in a writing

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executed by the Party making the waiver. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

      (g) Amendments. Except for any deletion of a Customer from Exhibit A because the Customer is no longer a direct or indirect subsidiary of FIS (which deletion and the termination of rights under this Agreement as to that Customer shall be automatic upon the change of ownership of such Customer), no supplement, modification, or amendment of this Agreement or any Schedules or Exhibits hereto shall be binding unless executed in writing by the Parties. Notwithstanding the foregoing, at any time prior to the Sale of FIS or any IPO (as herein defined), this Agreement may not be amended without the prior written consent of THL and TPG (as herein defined) if such amendment would affect the term of this Agreement under Section 4 or FNT's right to terminate this Agreement pursuant to Section 4, or the rights upon default by FIS or Customer(s) pursuant to Section 4, or Sections 2, 3, 5, 6 or 7, in each case in any manner materially adverse to FIS Group's consolidated business activities, taken as a whole, or FIS Group's costs of doing business, viewed on a consolidated basis, provided that in no event shall any change to the schedules hereto require such prior written consent unless such change would materially and adversely affect in any manner FIS Group's consolidated business activities, taken as a whole, or FIS Group's costs of doing business, viewed on a consolidated basis, and provided, further, that in no event shall the amendment provisions set forth in this Section 12(g) be amended or modified without the consent of THL and TPG. THL and TPG are intended third party beneficiaries of this Agreement solely with respect to this Section 12(g). For purposes of this Agreement, (i) "THL" means Thomas H. Lee Equity Fund V, L.P. and "TPG" means TPG Partners III, L.P.; and (ii) "Sale of FIS or any IPO" means any of the following: (A) an acquisition by any Person (within the meaning of Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and used in Sections 13(d) and 14(d) thereof ("Person")) of Beneficial Ownership (within the meaning of Rule 13d-3 under the Exchange Act ("Beneficial Ownership")) of 50% or more of either the then outstanding shares of FIS common stock or the combined voting power of the then outstanding voting securities of FIS entitled to vote generally in the election of directors; excluding, however, the following: (I) any acquisition directly from FIS, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from FIS or (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by FIS or a member of the FIS Group, or (B) an offering and sale to the public of any shares or equity securities of FIS or any of its subsidiaries pursuant to a registration statement in the United States.

      (h) Schedules. Each of the Schedules, Addenda and Exhibits attached to this Agreement (initially or by way of amendment) is incorporated herein by reference as if set forth in full.



                           [signature page to follow]



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
      (i) Notices. All written notices permitted or required to be given under this Agreement may be personally delivered to the office of the other Party, or shipped via a nationally recognized overnight courier service, or mailed to the office of the other Party by Certified United States Mail, or sent by electronic mail. Each notice shall be addressed to the address set forth under the Party's signature. Any notice delivered hereunder will be effective on the date delivered when delivered personally or by overnight courier, or on the third business day after mailing if mailed by Certified United States Mail, or on the date delivered when sent by electronic mail. Either Party may, by written notice to the other via first class mail, change its address for notices.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

                        FIDELITY NATIONAL TITLE GROUP, INC.

                        By    /s/ Raymond R. Quirk
                          ---------------------------------
                              Raymond R. Quirk
                              Chief Executive Officer

Address for Notices:
Fidelity National Title Group, Inc.
601 Riverside Avenue
Jacksonville, FL  32204
Attn:  President


                        FIDELITY NATIONAL INFORMATION SERVICES, INC.

                        By    /s/ Michael L. Gravelle
                          ---------------------------------
                              Michael L. Gravelle
                              Senior Vice President

Address for Notices:
Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attention:  General Counsel




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